UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 14, 2011

COGO GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-02642	52-0466460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 10001, Tower C, Skyworth Building, High-Tech Industrial Park, Nanshan, Shenzhen 518057, PRC
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: 011-86-755-267-43210

____________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 14, 2011, Shenzhen Comtech International Electronics Co., Ltd. and Comtech Communications Technology (Shenzhen) Co., Ltd. (each, a “Borrower” and collectively, the “Borrowers”), each indirect wholly-owned subsidiaries of Cogo Group, Inc. (the “Company”), entered into credit facility agreements with the Shenzhen branch of Guangdong Development Bank (“GDB Shenzhen”).  The credit facility agreements carry a maximum aggregate loan amount of RMB50,000,000, with an effective term of one year, pursuant to which the Borrowers can collectively draw on up to RMB50,000,000 of credit.  Unless determined separately under the terms of the specific credit facility used, RMB-drawn loans are subject to a variable interest rate, to be calculated as a 20% increase on the base interest rate set by the People’s Bank of China. Any loans drawn in a foreign currency will be subject to terms of interest pursuant to a separate agreement. The loans are secured by a maximum guarantee issued by Comtech Software Technology (Shenzhen) Co. Ltd., an indirect wholly-owned subsidiary of the Company, for a maximum of RMB50,000,000.

The Borrowers may use the facility on a revolving basis and may draw down on the loan amount multiple times for various forms of credit.  The credit available under the facilities may in certain circumstances require a security deposit of up to 20% of the amount of funds to be received under such facility. Approved forms of revolving credit include: (i) a liquid asset loan for the purpose of day to day working capital; (ii) a bank acceptance facility, for which each bank acceptance bill shall not exceed six months; (iii) a letter of credit facility; and (iv) import bills to be used toward the amount of import letter of credit due or as a security deposit for the issuance of an import letter of credit. The term of each import bill for Comtech Communications Technology (Shenzhen) Co., Ltd. and Shenzhen Comtech International Electronics Co., Ltd. shall not exceed 180 days and 12 months, respectively.

On July 14, 2011, each of the Borrowers entered into a Domestic Letter of Credit and Trade Finance Credit Facility Contract for an aggregate of up to RMB50,000,000.  The credit facilities under this agreement, namely letter of credit and payment financing, may be used on a revolving basis for a term of 12 months. Pursuant to the agreements, the credit line for payment financing shall only be applied towards the accounts payable for matured domestic letters of credit.

The foregoing descriptions of the agreements do not purport to be complete are qualified in their entirety by reference to the provisions of the above-mentioned agreements. Such agreements are attached hereto as Exhibits 10.1 through 10.5 and are incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Credit Facility Agreement by and between Guangdong Development Bank and Shenzhen Comtech International Electronics Co., Ltd., dated July 14, 2011.
10.2	Credit Facility Agreement by and between Guangdong Development Bank and Comtech Communications Technology (Shenzhen) Co., Ltd., dated July 14, 2011.
10.3	Domestic Letter of Credit-Trade Finance Credit Facility Contract by and between Guangdong Development Bank and Shenzhen Comtech International Electronics Co., Ltd., dated July 14, 2011.
10.4	Domestic Letter of Credit-Trade Finance Credit Facility Contract by and between Guangdong Development Bank and Comtech Communications Technology (Shenzhen) Co., Ltd., dated July 14, 2011.
10.5	Maximum Guarantee Contract by and between Guangdong Development Bank and Comtech Software Technology (Shenzhen) Co. Ltd., dated July 14, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGO GROUP, INC.

By:	/s/ Frank Zheng
Name:	Frank Zheng
Title:	Chief Financial Officer

Dated: July 21, 2011

Exhibit Index

Exhibit No.	Description
10.1	Credit Facility Agreement by and between Guangdong Development Bank and Shenzhen Comtech International Electronics Co., Ltd., dated July 14, 2011.
10.2	Credit Facility Agreement by and between Guangdong Development Bank and Comtech Communications Technology (Shenzhen) Co., Ltd., dated July 14, 2011.
10.3	Domestic Letter of Credit-Trade Finance Credit Facility Contract by and between Guangdong Development Bank and Shenzhen Comtech International Electronics Co., Ltd., dated July 14, 2011.
10.4	Domestic Letter of Credit-Trade Finance Credit Facility Contract by and between Guangdong Development Bank and Comtech Communications Technology (Shenzhen) Co., Ltd., dated July 14, 2011.
10.5	Maximum Guarantee Contract by and between Guangdong Development Bank and Comtech Software Technology (Shenzhen) Co. Ltd., dated July 14, 2011.